Exhibit 8.2

Joe R. Lane (1858-1931)		Samuel J. Skorepa*
Charles M. Waterman (1847-1924)		Kurt P. Spurgeon*
C. Dana Waterman III		Joshua J. McIntyre*
Terry M. Giebelstein*		Brett R. Marshall*
Curtis E. Beason	220 North Main Street, Suite 600	Kyle R. Day*
Robert V. P. Waterman, Jr.*	Davenport, Iowa 52801-1987	Andrea D. Mason*
R. Scott Van Vooren*	Telephone (563) 324-3246	Timothy B. Gulbranson*
Richard A. Davidson*	Fax (563) 324-1616	Trista M. Beise
Michael P. Byrne*
Edmund H. Carroll*		Registered Patent Attorney
Theodore F. Olt III*		April A. Price*
Jeffrey B. Lang*
Judith L. Herrmann*	Writer’s Direct Dial: (563) 333-6630	Of Counsel
Robert B. McMonagle*	E-Mail Address: bmarshall@l-wlaw.com	Robert A. Van Vooren*
Christopher J. Curran*	www.L-WLaw.com	Thomas N. Kamp
Joseph C. Judge*		William C. Davidson
Jason J. O’Rourke*	July 27, 2016	Charles E. Miller*
Troy A. Howell*		James A. Mezvinsky
Diane M. Reinsch*		David A. Dettmann*
Catherine E. E. Hult*		Michael L. Noyes
Mikkie R. Schiltz*		Jeffrey W. Paul
Diane E. Puthoff*		*Also Admitted in Illinois
Wendy S. Meyer*
Ian J. Russell*		Illinois Office
Benjamin J. Patterson*		3551 7th Street, Suite 110
Douglas R. Lindstrom, Jr.*		Moline, IL 61265
Abbey C. Furlong*

JOHN DEERE CAPITAL CORPORATION	JOHN DEERE RECEIVABLES, INC.
1 East First Street, Suite 600	1 East First Street, Suite 600
Reno, NV 89501	Reno, NV 89501
Attention: Manager	Attention: Manager

WELLS FARGO DELAWARE TRUST	U.S. BANK NATIONAL ASSOCIATION
COMPANY, N.A.	190 South LaSalle Street, 7th Floor
919 North Market Street, Suite 1600	Mail Code MK-IL-SL7R
Wilmington, DE 19801	Chicago, IL 60603
Attention: Corporate Trust Administration

RBC CAPITAL MARKETS, LLC	BARCLAYS CAPITAL INC.
200 Vesey Street	745 Seventh Avenue
New York, NY 10281	New York, NY 10019

CITIGROUP GLOBAL MARKETS INC.	HSBC SECURITIES (USA) INC.
390 Greenwich Street	452 Fifth Avenue
New York, NY 10013	New York, NY 10018

MUFG SECURITIES AMERICAS INC.
1221 Avenue of the Americas
New York, NY 10020

RE:	REGISTRATION STATEMENT ON FORM SF-3

REGISTER JOHN DEERE OWNER TRUST 2016-B

(the “Registration Statement”)

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

MUFG SECURITIES AMERICAS INC.

July 27, 2016

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2016-B (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of July 27, 2016, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated July 26, 2016, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated July 19, 2016 among JDRI; John Deere Capital Corporation; RBC Capital Markets, LLC; Barclays Capital Inc.; Citigroup Global Markets Inc., HSBC Securities (USA) Inc.; and MUFG Securities Americas Inc., on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

MUFG SECURITIES AMERICAS INC.

July 27, 2016

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP